                                                               Exhibit No. 11(b)

                COMPUTATION FOR FULLY DILUTED EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                 (AMOUNTS IN MILLIONS EXCEPT FOR PER-SHARE DATA)
                                    UNAUDITED


                                                              Three Months Ended         Nine Months Ended
                                                                 September 30              September 30
                                                              ------------------         -----------------
                                                              1996         1995         1996         1995
                                                              ----         ----         ----         ----
Common Stock and Common Stock Equivalents
-----------------------------------------
Average number of common shares outstanding
  including shares issuable under stock
  options                                                      41.9       37.4          38.9          37.6
Average number of common shares issuable
  under the Employee Stock Ownership Plan                     --           5.4           3.5           5.4
                                                              ---          ---           ---           ---
Average number of common and common
  equivalent shares outstanding                                41.9       42.8          42.4          43.0
                                                               =====      ====          =====         ====

Adjustments to Earnings
-----------------------
Earnings from continuing businesses                           $44.2      $14.4        $111.1        $ 88.3
Less:
  Increased contribution to the Employee
   Stock Ownership Plan assuming
   conversion of preferred shares to
   common                                                     --           1.8           3.2           5.5
  Net reduction in tax benefits assuming
     conversion of the Employee Stock
     Ownership Plan preferred shares to
     common                                                   --           0.3           0.6           0.8
                                                              ---          ----          ---           ---

Adjusted earnings available for common
--------------------------------------
shareholders:
-------------
     Continuing businesses                                    $44.2      $12.3        $107.3        $ 82.0

     Discontinued business                                    --           5.0          --            18.2
                                                              ---          ----         ---           ----

     Before Extraordinary Loss                                $44.2      $17.3        $107.3        $100.2

     Extraordinary Loss                                        (8.4)     --             (8.4)        --
                                                               -----     ---            -----        --

     Net Earnings                                             $35.8      $17.3        $ 98.9        $100.2
                                                              ======     ======       =======       ======

Fully diluted earnings per share of common stock
------------------------------------------------
     Continuing businesses                                    $1.06      $0.28        $  2.54       $  1.90

     Discontinued business                                    --          0.12           --            0.43
                                                              ---         -----          ---           ----

     Before Extraordinary Loss                                $1.06      $0.40        $  2.54       $  2.33

     Extraordinary Loss                                       (0.20)     --            (0.20)        --
                                                              ------     ---           ------        --

     Net Earnings                                             $0.86      $0.40        $  2.34       $  2.33
                                                              ======     ======       ========      =======

                                      27